UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	October 21, 2011

              THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)

           (414) 905-1000
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 21, 2011, William J. Otto, a named executive officer of The Marcus Corporation (“Company”), notified the Company of his intent to resign from the Company effective November 18, 2011.

(e)           In connection with Mr. Otto’s resignation, the Company entered into a Separation Agreement and Release of Claims (“Separation Agreement”) with Mr. Otto.  Pursuant to the Separation Agreement, the Company will provide to Mr. Otto, among other things: (i) continued payment of Mr. Otto’s current annual salary of $340,000 payable over a 12-month period; (ii) a lump sum payment of $45,120 representing a portion of Mr. Otto’s long-term cash incentive grant that he may have earned had he remained employed by the Company; and (iii) a portion of Mr. Otto’s COBRA premiums (if Mr. Otto qualifies for and elects COBRA benefit continuation coverage) for a period of up to 18 months.  In addition, all unvested stock option and restricted stock awards previously granted to Mr. Otto will vest on November 18, 2011.

Also pursuant to the Separation Agreement, Mr. Otto agreed to certain confidentiality, non-solicitation and non-competition covenants in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: October 25, 2011	By	/s/ Thomas F. Kissinger
Thomas F. Kissinger
Vice President, General Counsel and Secretary